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                                                                   EXHIBIT 10.15

                               OFFICE SPACE LEASE

This lease, made and entered into as of this 6th day of May, 1998, by and between Raytheon Engineers & Constructors, Inc. ("Landlord"), and Nichols TXEN Corporation ("Tenant").

                                   Witnesseth:

For and in consideration of the mutual promises and covenants hereinafter set forth, Landlord and Tenant hereby agree as follows:

ARTICLE I --DEFINITIONS

In addition to other definitions set forth herein, the following terms shall have the following meanings as used throughout this lease:

1.01 ADDITIONAL RENT. The amounts specified in Sections 3.02 (increases in base rent) and 3.03 (the monthly estimate and annual payment) payable by Tenant to Landlord.

1.02     ADJUSTMENT DATE. Intentionally omitted.

1.03     AGENT. Daniel Realty Services, L.L.C. and its successors and assigns.

1.04     AGENT'S MAILING ADDRESS. P.O. Box 385001, Birmingham, AL 35238-5001.

1.05     APPLICABLE RATE. The per annum rate of interest equal to the lesser of
         (i) five percent (5%) above the prime or "base" rate of interest announced or published from time to time by Citibank of New York or
         (ii) the maximum interest rate permitted to be charged by law.

1.06 BASE RENT. $343,245.40 per year, being at the rate of $16.30 per Rentable Square Foot of space in the Premises.

1.07     BASE YEAR. The calendar year 1998.

1.08 BUILDING. Meadow Brook 300 Landlord reserves the right to change the name of the Building from time to time.

1.09 CASUALTY. Any damage or destruction to the Building or the Premises or any part thereof (other than to Tenant's Personal Property) caused by or resulting from any fire, windstorm, tornado, earthquake, or other casualty.


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1.10     COMMENCEMENT DATE. Subject to the provisions of Section 2.02 hereof, the first to occur of the following: (a) July 1, 1998, or (b) the date on which the Tenant occupies the Premises to conduct normal business operations.

1.11 COMMON AREAS. All areas, improvements, equipment and amenities which, from time to time may be designated by Landlord for use, in common, by all tenants of the Building, including, without limitation, all Building entrances and exits, lobbies, hallways, corridors, elevators, stairs, restrooms, janitor's closets, parking areas, garage access roads, driveways, walkways, retaining walls, courtyards, landscaped areas, loading docks and facilities, service drives, tunnels, ramps, atriums, signs and trash receptacles.

1.12 EXPIRATION DATE. Nine (9) months following the Commencement Date, unless otherwise sooner terminated in accordance with the provisions of this Lease.

1.13     INDEX. Intentionally left blank

1.14     LANDLORD. Raytheon Engineers & Constructors, Inc.

1.15     LANDLORD'S MAILING ADDRESS. 1200 Corporate Drive, Hoover, AL 35242.

1.16 LEASE YEAR. The period of time from January 1 through December 31 of each calendar year during the Term hereof.

1.17 PREMISES. That portion of the Building containing, for the purposes of this Lease, 21,058 Rentable Square Feet. The Premises is shown as outlined on the floor plan attached hereto as Exhibit A and is located on the third floor of the Building.

1.18 REAL PROPERTY. That certain real property situated at 300 Corporate Parkway, Hoover, Alabama 35242.

1.19 RENT. Base Rent, Additional Rent and all other sums, charges, and expenses payable hereunder by Tenant.

1.20 RENTABLE SQUARE FEET (OR FOOT). The area of the Premises or the Building, as the case may be measured by the national standard adopted by the Building Owners and Managers Association International for rentable area.

1.21 RULES AND REGULATIONS. The Rules and Regulations attached hereto as Exhibit C and all modifications and amendments made from time to time thereto by Landlord.

1.22     SECURITY DEPOSIT. Intentionally omitted.


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1.23     TAKING. A taking of all or any portion of the Building or the Premises as a result of, in lieu of or in anticipation of the exercise of the right of eminent domain, condemnation, nationalization, seizure, confiscation, or requisition pursuant to any law, general or special, or by reason of the requisition of the Building, the Premises or any portion thereof by any governmental authority, civil, military or other person legally possessing the power of eminent domain or by private purchase in lieu thereof.

1.24     TENANT. Nichols TXEN Corporation.

1.25     TENANT IMPROVEMENT ALLOWANCE. Intentionally omitted.

1.26 TENANT IMPROVEMENTS. Those leasehold improvements to be made to the Premises pursuant to Section 4.03.

1.27 TENANT'S MAILING ADDRESS. Nichols TXEN Corporation, 10 Inverness Center Parkway, Suite 500, Birmingham, AL 35242. On and after the Commencement Date, Tenant's Mailing Address shall be the address of the Premises.

1.28 TENANT'S PERSONAL PROPERTY. All furniture, furnishings, fixtures, equipment, machinery and other personal property (other than the Tenant Improvements) owned or used by Tenant in or about the Premises.

1.29 TENANT'S SHARE. The percentage obtained by dividing the Rentable Square Feet of space in the Premises by the total Rentable Square Feet of space in the Building.

1.30 TERM. Nine (9) months, commencing on the Commencement Date and expiring on the Expiration Date.

1.31     WORK LETTER. Intentionally Omitted.

ARTICLE II -- LEASE AND USE OF PREMISES

2.01 LEASE OF PREMISES. Landlord does hereby lease to Tenant and Tenant does hereby hire and accept from Landlord the Premises for and during the Term, subject to the terms and conditions set forth in this Lease. Subject to the terms and conditions set forth in this Lease, Tenant is hereby granted the nonexclusive right to use during the Term, in common with Landlord, other tenants of the Building and their respective employees, agents, independent contractors, licensees and invitees, all of the Common Areas. Notwithstanding anything provided in this Lease to the contrary, no easement for light, air or view is granted to Tenant hereunder.


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2.02     DELIVERY OF POSSESSION. In the event Landlord is unable for any reason to deliver possession of the Premises to Tenant on or prior to the Commencement Date, then:

         A. This Lease shall not be voidable or void and Landlord shall have no liability hereunder for any loss or damages (including loss of profits) suffered, paid, or incurred by Tenant as a result thereof.

         B. The Commencement Date shall be postponed until such time as Landlord can deliver to Tenant possession of the Premises and the Expiration Date shall be extended for an equal period. Landlord and Tenant agree to execute an amendment to this Lease on or before the Commencement Date setting forth, if applicable:

                  (i)      The Commencement Date and Expiration Date.

                  (ii) The total Rentable Square Feet in the Premises, including floor plans of the location of the same.

                  (iii)    The actual amount of Base Rent.

                  (iv)     The actual amount of the Tenant Improvement
                           Allowance.

                  (v)      Such other matters as may be mutually agreed upon.


2.03     USE OF THE PREMISES.

         A. Tenant shall use the Premises solely for general office purposes and for no other purpose. Tenant shall not use or occupy or permit anything to be done in the Premises in violation of the Rules and Regulation or any law, covenant, condition or restriction affecting the Building or the Real Property or which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or personal property of Landlord located therein. Tenant shall, on demand, reimburse Landlord for any penalties, costs or expenses, including any additional premium charged under any insurance policy, by reason of Tenant's failure to comply with the provisions of this Section 2.03. Tenant shall not do or permit anything to be done in or about the Premises, the Common Areas or the Building which will in any way injure, annoy, obstruct or interfere with the rights of other tenants or occupants of the Building. Tenant shall not commit or suffer to be committed any waste in or upon the Premises or the Common Areas.

         B. Tenant shall, at Tenant's sole expense, promptly abide by and comply with the Rules and Regulations (and all amendments thereto) and all present and future laws, ordinances, regulations and rules of any local, county, state, federal and



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                  other governmental authority and any agency, bureau or
                  department thereof, and of any board of fire underwriters or any other body exercising similar functions which may be applicable to the Premises.

2.04 QUIET ENJOYMENT. Subject to the terms of this Lease, Tenant shall have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance or interference by Landlord.

2.05 ENTRY. Landlord or Agent may enter the Premises at reasonable hours to show the Premises to lenders, prospective purchasers or tenants, to inspect the Premises or to make repairs required to be made by the Landlord under the terms hereof or repairs to adjoining space within the Building. Such entry by Landlord or Agent shall not entitle Tenant to any abatement of Rent.

2.06 PARKING. Tenant is granted the nonexclusive right, in common with Landlord, other tenants of the Building and their respective employees, agents, independent contractors, licensees and invitees, to use the parking facilities situated on the Real Property; provided, however, that, (i) Tenant, its agents, employees, independent contractors, invitees and licensees shall not utilize more than four (4) parking spaces per 1,000 Rentable Square Feet of space within the Premises,
         (ii) Tenant shall cause its agents, employees, independent contractors, invitees and licensees to park only in those areas designated from time to time by Landlord and (iii) Tenant, its agents, employees, contractors, invitees and licensees shall abide by all parking rules and regulations adopted from time to time by Landlord.


ARTICLE III -- RENT

3.01 BASE RENT. Tenant shall pay the Base Rent in twelve (12) equal monthly installments in advance on the first day of each month throughout the Term hereof. Base Rent shall be increased on each Adjustment Date as provided in Section 3.02 below.

3.02 INCREASES IN BASE RENT. On each Adjustment Date throughout the Term, Base Rent shall be adjusted based on increases in the Index by multiplying the Base Rent paid by Tenant immediately prior to such Adjustment Date by a fraction, the numerator of which shall be the Index for the month and year of the then applicable Adjustment Date and the denominator of which shall be the Index for the month and year in which the Commencement Date occurs. Notwithstanding anything provided herein to the contrary, in no event shall the Base Rent payable by Tenant as a result of such adjustment be less than the Base Rent paid by Tenant immediately prior to the then applicable Adjustment Date.

3.03     INCREASES IN OPERATING EXPENSES.



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         A.       As used in this Section 3.03, the following terms shall have the following meanings:

                  (i) ANNUAL PAYMENT. Tenant's Share of the difference between the Operating Expenses paid or incurred during the immediately preceding Lease Year and the Operating Expenses paid or incurred during the Base Year, reduced by the amount, if any, paid by Tenant as the Monthly Estimate during the immediately preceding Lease Year.

                  (ii) MONTHLY ESTIMATE. Tenant's Share of the amount determined by Landlord and payable by Tenant as the estimated increase in Operating Expenses for the ensuing Lease Year over the Operating Expenses for the Base Year which amount is payable in advance in twelve (12) monthly installments as provided in Sections 3.03 B (i) and (ii) below.

                  (iii) OPERATING EXPENSES. All costs and expenses paid or incurred by Landlord or Agent each Lease Year in the management, operation, repair and maintenance of the Premises, the Building and the Real Property (hereinafter collectively referred to as the "Project"), including, without limitation:

                           (1) All wages, salaries and compensation (including fringe benefits) paid or incurred for employees of Landlord or Agent performing any services in connection with the Project;

                           (2) The costs of all materials, supplies, equipment and tools (whether purchased or leased) utilized with respect to the Project;

                           (3) The costs of all services rendered by third parties with respect to the Project, including all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of the Lease;

                           (4) Utility costs and services paid or incurred with respect to the Project, including, without limitation, costs for electricity, gas, telephone, sewage, refuse or garbage collection and fire protection for the Project;

                           (5)      All insurance premiums and policy
                                    deductibles paid with respect to the
                                    Project, including, without limitation, fire and extended coverage insurance, rent loss and public liability insurance coverage;

                           (6)      Management fees and expenses for the
                                    Project;

                           (7)      Taxes, hereinafter defined;



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                           (8)      Accounting, legal and advertising costs
                                    relating to the Project;

                           (9) Common area maintenance charges and ground rents, if any, levied or assessed against or payable with respect to the Project; and

                           (10) Costs of all capital improvements to the Project which are either required under any governmental law or regulation or which reduce Operating Expenses; provided, however, that the costs of any such capital improvements shall be amortized over the useful life of such improvements, as determined by Landlord, with interest thereon at the Applicable Rate in effect at the time such capital improvements were made.

                           (11) ALL COSTS, CHARGES, AND EXPENSES INCURRED BY LANDLORD IN CONNECTION WITH ANY CHANGE OF ANY COMPANY PROVIDING ELECTRICITY SERVICE, INCLUDING, WITHOUT LIMITATION, MAINTENANCE, REPAIR, INSTALLATION, AND SERVICE COSTS ASSOCIATED THEREWITH.

                           Operating Expenses shall not include depreciation or amortization (except as otherwise provided above), debt service or interest paid or accrued or leasing commissions or brokerage fees. Operating Expenses for the first and last Lease Year of the Term shall be prorated by Landlord to reflect what the Operating Expenses would have been had the Commencement Date been January 1 and the Expiration Date December 31. If, in determining the Operating Expenses in the Base Year or any subsequent Lease Year thereafter, less than ninety-five percent (95%) of the Building is fully occupied during such year, then Landlord shall adjust the Operating Expenses for such Lease Year to reflect what the Operating Expenses would have been had the Building been ninety-five percent (95%) occupied at all times during such Lease Year.

                  (iv) TAXES. All real estate taxes, drainage assessments (whether for drainage, sewage or public improvements), taxes on rent or the occupancy or use of the Project and similar governmental impositions, whether general or special, levied, assessed, charged or imposed by federal, state, county or local governmental authorities against the Project or any part thereof or the rents therefrom (excluding, however, any income, franchise or similar tax imposed directly on Landlord or the income derived by Landlord from the Project unless the same are levied or assessed in lieu of any of the foregoing), including all increases in such taxes whether resulting by special levy, annexation or otherwise, together with all costs incurred by Landlord in contesting the same. If, in determining the Taxes in the Base Year or any subsequent Lease Year, the Building and Real Property are not fully assessed



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                           as a completed and fully occupied structure, then
                           Landlord shall adjust the Taxes for such Lease Year to reflect what the Taxes would have been for such calendar year and had the Building and Real Property been fully assessed as a completed, fully occupied structure.

         B. In addition to the payment of Base Rent, Tenant shall also pay throughout the Term the Monthly Estimate and the Annual Payment, which amounts shall be payable as follows:

                  (i) During December of each Lease Year, including the Base Year, or as soon as possible thereafter, Landlord shall provide Tenant with written notice of Landlord's estimate of Operating Expenses for the ensuing Lease Year and the amount to be paid by Tenant as the Monthly Estimate. In the event such estimate indicates that Operating Expenses for the ensuing Lease Year shall exceed the Operating Expenses for the Base Year, then Tenant shall pay to Landlord the Monthly Estimate in advance on the first day of each month during the ensuing Lease Year; provided, however, that if such estimate is not given on or prior to January I of the ensuing Lease Year, then (1) Tenant shall continue paying the Monthly Estimate paid during the prior Lease Year until such time as Landlord provides Tenant with such notice for the ten current Lease Year and (2) at such time as Tenant is given notice of the Monthly Estimate for the then current Lease Year, Tenant shall pay any amounts then owing as provided in such notice. If at any time during a Lease Year, Landlord determines that the Monthly Estimate then being paid by Tenant will not be sufficient to pay the Annual Payment due from Tenant for such Lease Year, then Landlord shall have the right to increase the amount of the Monthly Estimate payable by Tenant and Tenant agrees to pay the increased amount of the Monthly Estimate;

                  (ii) Within ninety (90) days after the end of each Lease Year or as soon as possible thereafter, Landlord shall deliver to Tenant a statement setting forth (1) the amount of Operating Expenses paid or incurred in the immediately preceding Lease Year in excess of the Operating Expenses for the Base Year, (2) the amount paid by Tenant as the Monthly Estimate during the immediately preceding Lease Year and (3) the amount, if any, owing by Tenant as the Annual Payment. If the statement indicates that an Annual Payment is due from Tenant, then Tenant shall pay such amount in full within thirty (30) days after such statement is given to Tenant. If the statement indicates that the amount paid by Tenant during the preceding Lease Year as the Monthly Estimate is in excess of Tenant's Share of increases in Operating Expenses for the then applicable Lease Year, then the excess shall be applied as a credit to the Monthly Estimate due from Tenant for the then current Lease Year and/or the Annual Payment due from Tenant in any future Lease Year.


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                           Notwithstanding anything provided herein to the
                           contrary, in no event shall the amount of Rent payable by Tenant in any Lease Year be less than the Base Rent.

         C. Tenant may review Landlord's books pertaining to the determination of the Monthly Estimate and the Annual Payment during regular business hours in Landlord's or Agent's office on or before 90 days after Landlord delivers its statement of amounts due from Tenant; provided, however, that all reasonable expenses incurred by Landlord or Agent in connection with such review shall be paid by Tenant and such review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay the Monthly Estimate or Annual Payment.

         D. If, for any reason, the Expiration Date of this Lease shall be on a day other than December 31, then the Monthly Estimate shall continue to be paid by Tenant through the Expiration Date, and upon determination of the actual Operating Expenses for the Lease Year in which the Expiration Date occurs, as provided in Section 3.03 B (ii) above, Tenant shall pay to Landlord the Annual Payment or Landlord shall refund to Tenant any excess amounts paid by Tenant as the Monthly Estimate, as the case may be.

3.04 PERSONAL PROPERTY, RENTAL AND OTHER TAXES. Tenant shall be solely responsible for the payment of all taxes, income, ad valorem or otherwise, levied upon, measured by or reasonably attributable to Tenant's business, all Rent payable hereunder or the cost or value of Tenant's Personal Property in the Premises. In the event Landlord is assessed or charged with any such tax which is attributable to Tenant's business, the Rent payable hereunder or Tenant's Personal Property, then Tenant shall reimburse Landlord upon demand for any and all such taxes by Landlord. The provisions of this Section 3.04 shall specifically include the obligation of Tenant to pay to Landlord (or to whomsoever Landlord directs that payment should be made) all rent or sales taxes assessed upon any Rent paid hereunder at such times required by the governmental authority levying the same.

3.05     PAYMENT OF RENT, LATE FEES AND LANDLORD CURE RIGHTS.

         A. All Rent shall be due and payable by Tenant in all events and Tenant agrees to pay said Rent without notice, demand, offset or deduction to Agent at Agent's Mailing Address or at such other address or to such other person as Landlord may from time to time provide in writing to Tenant. All unpaid Rent shall bear interest at the Applicable Rate from and after the tenth day that said Rent was payable until the same has been paid in full.

         B. In addition to interest at the Applicable Rate, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of any Rent not paid within ten (10) days of its due date. Landlord and Tenant agree that such charge is a reasonable


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                  estimate of the administrative costs and expenses to be
                  incurred by Landlord in the event any Rent is not paid within ten (10) days of its due date.

         C. If Tenant fails or refuses to perform any of its obligations under this Lease, then Landlord shall have the right, but not the obligation, to perform such obligations of Tenant without waiving or releasing any other rights or remedies of Landlord provided herein or otherwise affecting Tenant's obligations hereunder. Any amounts paid or incurred by Landlord in performing any of the obligations of Tenant shall constitute Rent and shall be due and payable by Tenant on demand with interest thereon at the Applicable Rate from the date Landlord incurred such costs or expenses.

         D. If the Term of this Lease commences on a date other than the first day of a month or terminates on a date other than the last day of a month, then in either event, Rent for such month shall be prorated on the basis of a thirty (30) day calendar month.

ARTICLE IV -- SERVICES, REPAIRS, ALTERATIONS, TENANT'S PERSONAL PROPERTY AND
              UTILITIES

4.01     SERVICES.

         A. Landlord shall furnish electric current to the Premises for lighting and for small business machinery only,(e.g., typewriters, word processing equipment, small personal computers and other small office equipment) during the days and hours specified in Section 4.01 B below. Tenant shall not, without Landlord's prior written consent, (i) use any equipment or machinery in the Premises which, in Landlord's opinion, will over load the wiring installations or the electrical distribution system for the Premises or the Building or interfere with the reasonable use thereof by other tenants of the Building or (ii) connect any additional items to the electrical distribution system for the Premises or the Building or make any alteration or addition to such system. Any such consent granted by Landlord may be conditioned upon
                  (1) Landlord's approval of all plans and specifications for such use and Landlord's determination that such proposed use will not materially or adversely affect the operation or use of the Building, (2) separate meters being installed at Tenant's expense (or Tenant paying the excess costs for such electrical usage as may be established by an engineer hired by Landlord at Tenant's expense), and (3) Tenant reimbursing Landlord for all costs incurred by Landlord in connection therewith.

         B. Landlord shall also furnish heating, ventilation and air conditioning ("HVAC") service to the Premises during the hours from 8:00 a.m. until 6:00 p.m. (except for


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                  recognized holidays Monday through Friday and from 8:00 a.m.
                  until 12:00 p.m. on Saturdays, as required in Landlord's judgment for the comfortable used and occupancy of the Premises. If Tenant desires HVAC or electrical service at any other time, Landlord shall use reasonable efforts to provide such services provided that Tenant shall pay all costs incurred by Landlord as a result thereof.

         C. If, in the opinion of Landlord's electrical engineer or consultant, Tenant's use of business machines in or on the Premises (including, without limitation, the use of computers, including main-frame or personal computers, copy machines and word processing equipment) results in the consumption of more electric current than is usually furnished or supplied (without additional charge) to other tenants in the Building or affects the temperature in the Premises otherwise maintained by the HVAC system for the Building, then Landlord shall have the right, at its option, to install (i) separate electric meters in the Premises to measure the excessive electric current usage by Tenant and/or (ii) supplemental air conditioning systems in the Premises. In the event separate metering and/or supplemental air conditioning systems are installed by Landlord, then all costs incurred by Landlord in installing, servicing, operating, maintaining and repairing the same, including utility usage fees and charges and the fees and expenses of Landlord's electrical engineer or consultant, shall be payable by Tenant to Landlord on demand. If separate metering or the installation of supplemental air conditioning is not undertaken, then the costs of excessive electric current usage, as determined by Landlord's electrical engineer or consultant, shall be payable by Tenant to Landlord on demand. Landlord shall have no liability for and Tenant hereby releases Landlord from any liability of any nature arising from Landlord's election not to install supplemental air conditioning in the Premises and Tenants excessive use of electric current in the Premises.

         D. Landlord shall also furnish elevator service, restroom supplies water for toilet, lavatory facilities and public drinking fountains and janitorial services with such companies and in such manner as are customarily furnished in comparable office buildings in the area as Landlord shall, in its discretion, determine; provided, however, that (i) Landlord shall not have and Tenant hereby releases Landlord from any liability for damage, injury, loss or theft to Tenant, Tenant's employees or to any of Tenant's Personal Property or the personal property of any of Tenants employees resulting from the performance of such services and (ii) such services shall be limited to the services customarily provided to all other tenants in the Building. Any additional services required by Tenant shall be paid solely by Tenant.

         E. Landlord shall not be in default hereunder or liable for the quality, interruption, cessation or any failure to provide any of the above services nor for any injury or



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                  damage to person (including death) or property (including loss of profits) caused by or resulting therefrom.


4.02     REPAIRS.

         A. By entry upon the Premises either for commencement of the construction of the Tenant Improvements (if Tenant is constructing the same) or on the Commencement Date (if Landlord is constructing the Tenant Improvements), Tenant shall be deemed to have accepted the Premises in their then current condition, "as is". No representations or warranties concerning the condition of the Premises or the Building or the title to the same have been made to Tenant by Landlord or Agent except as specifically set forth in this Lease.

         B. Tenant shall, throughout the Term, at Tenant's sole expense, keep and maintain the Premises and every part thereof and all of Tenant's Personal Property in good order, condition and repair. Tenant shall be responsible and pay for all repairs and alterations in and to the Premises, the Tenant Improvements, the Common Areas, the Building and the facilities and systems thereof arising out of (i) the installation, removal, use or operation or Tenant' s Personal Property in or upon the Premises or the Building and (ii) any act, omission, misuse or negligence of Tenant, its agents, employees, contractors, invitees and licensees.

         C. Landlord shall, subject to the provisions of this Section 4.02, maintain all of the Common Areas and the structural portions of the Premises and the Building. Except as specifically provided herein, Landlord shall not be responsible for any maintenance, repairs, services or the making of any alteration of any kind for or upon the Premises, the Common Area, the Building or the Real Property. Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from any repairs or alterations which Landlord is required or permitted to make under this Lease, any other tenant lease or as may be required by applicable law for any portion of the Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

         D. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to withhold the payment of Rent, make repairs at Landlord's expense or terminate this Lease as a result of Landlord's failure to keep the Real Property, the Building or the Premises in good order, condition and repair.

4.03 ALTERATIONS AND IMPROVEMENTS. Tenant shall not, without Landlord's prior written consent, make any alterations, additions or improvements in or about the Premises. The Tenant Improvements and all alterations, additions or improvements made or installed by Tenant in or to the Premises shall, when installed, immediately become the property of Landlord. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and Tenant agrees to do so on or prior to the Expiration Date. Tenant shall keep the Premises and this Lease free from any liens and does hereby indemnify Landlord against and from any and all claims or liens against Landlord, the Building, the Real Property and the Premises arising out of any work performed, materials furnished or obligations incurred by Tenant.

4.04 TENANT'S PERSONAL PROPERTY. All of Tenant's Personal Property brought into the Building or Premises shall be at the sole risk of Tenant and Landlord shall not be liable to Tenant, its employees, agents, contractors, licensees and invitees for any theft or damage thereto. No later than the Expiration Date, Tenant shall remove all of Tenant's Personal Property from the Premises and repair all injury or damage resulting from such removal and surrender the Premises (together with all keys to Premises) in as good a condition as they were at the Commencement Date, reasonable wear and tear excepted. All of Tenants Personal Property remaining on or in the Premises after the Expiration Date shall be deemed conclusively abandoned, may be removed by Landlord and Tenant shall reimburse Landlord for the cost of removing the same.

4.05 UTILITIES. Notwithstanding anything provided in this Lease to the contrary, Landlord shall have the right, at any time, to require Tenant to meter all water, gas, electricity and other utilities serving the Premises in which event:

         A. Tenant shall pay all such utility costs directly to the appropriate utility company providing such services.

         B. Tenant shall continue to be obligated to pay the Monthly Estimate and the Annual Payment without reduction, abatement or apportionment of the same.


4.06 UTILITY DEREGULATION.

         A. LANDLORD HAS ADVISED TENANT THAT PRESENTLY ALABAMA POWER COMPANY ("ELECTRIC SERVICE PROVIDER") IS THE UTILITY COMPANY SELECTED BY LANDLORD TO PROVIDE ELECTRICITY SERVICE FOR THE BUILDING. NOTWITHSTANDING THE FOREGOING, IF PERMITTED BY LAW, LANDLORD SHALL HAVE THE RIGHT AT ANY TIME AND FROM TIME TO TIME DURING THE LEASE TERM TO EITHER CONTRACT FOR SERVICE FROM A DIFFERENT COMPANY OR COMPANIES PROVIDING ELECTRICITY SERVICE (EACH SUCH COMPANY

                  SHALL HEREINAFTER BE REFERRED TO AS AN "ALTERNATE SERVICE PROVIDER") OR CONTINUE TO CONTRACT FOR SERVICE FROM THE ELECTRIC SERVICE PROVIDER.

         B. TENANT SHALL COOPERATE WITH LANDLORD, THE ELECTRIC SERVICE PROVIDER, AND ANY ALTERNATE SERVICE PROVIDER AT ALL TIMES AND, AS REASONABLY NECESSARY, SHALL ALLOW LANDLORD, ELECTRIC SERVICE PROVIDER, AND ANY ALTERNATE SERVICE PROVIDER REASONABLE access TO THE BUILDING'S ELECTRIC LINES, FEEDERS, RISERS, wiring, AND ANY OTHER MACHINERY WITHIN THE PREMISES.

         C. LANDLORD SHALL IN NO WAY BE LIABLE OR RESPONSIBLE FOR ANY LOSS, DAMAGE, OR EXPENSE THAT TENANT MAY SUSTAIN OR INCUR BY REASON OF ANY CHANGE, FAILURE, INTERFERENCE, DISRUPTION, OR DEFECT IN THE SUPPLY OR CHARACTER OF THE ELECTRIC ENERGY FURNISHED TO THE PREMISES, OR IF THE QUANTITY OR CHARACTER OF THE ELECTRIC ENERGY SUPPLIED BY THE ELECTRIC SERVICE PROVIDER OR ANY ALTERNATE SERVICE PROVIDER IS NO LONGER AVAILABLE OR SUITABLE FOR TENANT'S REQUIREMENTS, AND NO SUCH CHANGE, FAILURE, DEFECT, UNAVAILABILITY, OR UNSUITABILITY SHALL CONSTITUTE AN ACTUAL OR CONSTRUCTIVE EVICTION, IN WHOLE OR IN PART, OR ENTITLE TENANT TO ANY ABATEMENT OR DIMINUTION OF RENT, OR RELIEVE TENANT FROM ANY OF ITS OBLIGATIONS UNDER THE LEASE.

ARTICLE V -- INDEMNITY AND INSURANCE

5.01 INDEMNITY. Tenant hereby waives and releases any and all claims against Landlord and Agent for damages to person or property occurring in, on, about or upon the Premises, the Building or the Real Property. Tenant does hereby indemnify and hold Landlord and Agent harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) of any nature arising out of or in connection with:

         A. Any penalty, damages or charges imposed or levied against Landlord, Agent, the Premises, the Building or the Real Property by any governmental authority as a result of Tenant's failure to comply with all applicable governmental requirements.

         B. Any injury or damage to person or property occurring in, on or about the Premises, the Building or the Real Property caused by or resulting from any negligent act or omission or any willful act or omission of Tenant, its agents, employees, contractors, licensees and invitees.

                  Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against any and all costs and expenses, including attorneys' fees, suffered, paid or incurred by Landlord in any such action or proceeding. The provisions of this Section 5.01 shall survive the Expiration Date of this Lease.

5.02     INSURANCE.

         A. Tenant shall, at Tenant's sole expense, obtain and maintain in full force and effect throughout the Term fire and extended coverage insurance insuring all of Tenant's Personal Property and any improvements to the Premises (including the replacement cost of all Tenant Improvements made to the Premises in excess of the Tenant Improvement Allowance) in such amounts determined by Tenant to be necessary. Said insurance coverage shall also insure against damages attributable to water damage, utility interruption, vandalism, theft, and malicious mischief.

         B. Tenant shall, at Tenant! s expense, obtain and maintain throughout the Term, comprehensive public liability and property damage insurance, providing personal injury and broad form property damage insurance coverage for not less than $ 1,000,000 combined single limit for bodily injury, death and property damage.

         C. All insurance required to be maintained hereunder by Tenant shall:

                  (i) Be issued by insurance companies reasonably acceptable to Landlord.

                  (ii) Name Landlord and, if required by Landlord, Landlord's lender, if any, as additional insureds.

                  (iii) Contain a provision that such insurance coverage will not be terminated or canceled without ten (10) days prior written notice to Landlord.

                  (iv) Provide that no claims affecting Landlord or to which Landlord is a party may be settled without the prior written approval of Landlord.

                  All insurance policies or certificates thereof evidencing the insurance to be maintained hereunder by Tenant shall be deposited with Landlord prior to Tenants access to the Premises. At least fifteen (15) days prior to the expiration date of any such policies renewal policies or certificates thereof shall be deposited with Landlord. Tenant shall have the right to provide the insurance coverage required hereunder pursuant to blanket policies acceptable to Landlord.

         D. Tenant does hereby waive and release Landlord and Agent from any and all liabilities or responsibilities or for any other claim by or through Tenant, by way of subrogation or otherwise, for any loss or damage covered by (or which should be covered by) the insurance policies required to be maintained hereunder by Tenant, even if the loss or damage shall have been caused by the fault or negligence of Landlord or Agent. Tenant agrees to obtain from its respective insurance carriers waiver of subrogation endorsements to all such policies in form reasonably acceptable to Landlord.

ARTICLE VI -- CASUALTY AND EMINENT DOMAIN

6.01     DAMAGE OR DESTRUCTION.

         A. In the event of any Casualty, Landlord shall, subject to the provisions of this Section 6.01, promptly repair such damage; provided, however, that if (i) such Casualty results in all or substantially all of the Building being destroyed, then this Lease shall automatically terminate as of the date of such Casualty or (ii) such Casualty results in damage to the Building or the Premises which cannot be repaired within one hundred eighty (180) days from the date of such Casualty, Landlord shall notify Tenant of the same and Landlord or Tenant shall have the right, at their option, to terminate this Lease upon notice to the other given at any time on or before forty-five (45) days following the date of such Casualty.

         B. In the event the amount of insurance proceeds received by Landlord from any such Casualty (less the costs of collecting the same) is insufficient to rebuild or restore the Building or the Premises to their respective conditions as existed immediately prior to such Casualty, then Landlord shall have the option to terminate this Lease upon notice to Tenant given at any time on or before forty-five (45) days following the date of such Casualty. Landlord's obligation to restore the Tenant Improvements shall be limited to the amount of the Tenant Improvement Allowance. Tenant shall restore, at its sole cost and expense, all Tenant Improvements to the Premises, the costs of which exceed the Tenant Improvement Allowance, and all of Tenant's Personal Property.

         C. In the event this Lease is terminated in the manner provided in this Section 6.01, all Rent shall be apportioned to the date of such Casualty and Tenant shall have no right or claim against Landlord or the insurance proceeds received by Landlord as a result of such Casualty. In the event this Lease is not terminated and Landlord elects to repair and restore, then all Rent shall be equitably abated for that portion of the Premises rendered untenantable by such Casualty until such time as the Landlord reasonably determines that the Premises have been restored.

6.02     EMINENT DOMAIN.

         A. In the event of a Taking of all or substantially all of the Premises, the Building or the Real Property, then this Lease shall terminate on the date that title to the Building or the Real Property has vested in the condemning or purchasing party.

         B. In the event of a Taking of only a portion of the Premises, the Building or the Real Property, then, subject to the provisions of this Section 6.02, Landlord shall rebuild and restore the remaining structural portions of the Premises, the Building and the Real Property as nearly as possible to their respective conditions as existed immediately prior to such Taking; provided, however, that (i) Landlords obligation to restore the Tenant Improvements in the Premises shall be limited to the amount of the Tenant Improvement Allowance prorated on the basis that the Rentable Square Feet in the Premises subject to such Taking bears to the Rentable Square Feet in the Premises immediately prior to such Taking and (ii) Tenant shall restore, at its sole cost and expense, all tenants Improvements made to the Premises, the costs of which exceed the Tenant Improvement Allowance, and all of Tenant's Personal Property.

         C. In the event the condemnation award received by Landlord from any such Taking (less expenses incurred in collecting the same), is insufficient to rebuild or restore the Premises, the Building or the Real Property to their respective conditions as existed immediately prior to such Taking, then Landlord shall have the option to terminate this Lease upon notice to Tenant given at any time on or before one hundred eighty (180) days following the date of such Taking.

         D. In the event this Lease is terminated in the manner set forth in this Section 6.02, all Rent shall be apportioned to the time that title to the Building or the Real Property has vested in the condemning or purchasing party. In the event this Lease is not terminated and Landlord elects to repair and restore, then, to the extent any portion of the Premises is subject to the Taking, all Rent shall be equitably abated (on the basis of the Rentable Square Feet in the Premises remaining after such Taking) as of the date that title to that portion of the Premises has vested in the condemning authority or purchasing party.

         E. All compensation awarded or paid upon any total or partial Taking shall belong to and be the property of Landlord. Tenant shall have no right or claim to any part of any condemnation award made to or received by Landlord; provided, however, that Tenant shall have the right, to the extent Landlord's award is not reduced or prejudiced thereof, to seek and obtain from the condemning authority such compensation as may be recoverable by Tenant for the costs of Tenant Improvements made by Tenant to the Premises in excess of the Tenant Improvement Allowance, relocation expenses and for the Taking of any Tenant's Personal Property. In no event shall Tenant have any right to claim or receive any portion of the condemnation award attributable to Tenant's leasehold interest in this Lease, Tenant Improvements to the Premises paid for by Landlord or the value of the unexpired Term of this Lease.

ARTICLE  VII -- DEFAULT AND REMEDIES

7.01 DEFAULT. The occurrence of any one or more of the following events shall constitute a default ("Default") by Tenant:

         A. If Tenant fails to pay when due Rent or any other charges or sums required to be paid hereunder by Tenant and such failure continues for ten (10) days after written notice is given to Tenant by Landlord;

         B. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained herein and such failure to perform continues for thirty (30) days after written notice is given to Tenant by Landlord;

         C.       If Tenant vacates or abandons the Premises;

         D. If Tenant is adjudicated a bankrupt or files or consents to the filing of a voluntary or involuntary petition in bankruptcy or a petition for relief, reorganization or arrangement in any proceeding under the federal bankruptcy laws, which petition is not withdrawn or dismissed within sixty (60) days thereafter; or

         E. If Tenant (i) seeks, consents to, or acquiesces in the appointment of a receiver of all or substantially all of the Tenant's property or of Tenant's interest in this Lease, (ii) makes an assignment for the benefit of its creditors, (iii) fails to lift promptly any execution, garnishment or attachment which impair its ability to carry on its operations in the Premises or (iv) is dissolved, ceases the active conduct of business or makes a bulk sale of all or substantially all of its assets.

         B. If at any time during the Term, Tenant desires to assign this Lease or sublet all or any part of the Premises, then Tenant shall notify Landlord (the "Tenant's Notice") of the terms of the proposed assignment or subletting, the location of the space and all other terms of the proposed assignment or subletting, together with such information concerning the proposed use and creditworthiness of such proposed assignee or subtenant as Landlord may request. Landlord shall have the option, exercisable by notice given to Tenant within thirty
                  (30) days after receipt of Tenant's Notice, to enter into a new lease with the proposed assignee or subtenant in accordance with the terms set forth in Tenant's Notice, in which event this Lease shall be deemed terminated for the term and that portion of the Premises subject to such new lease and all rent and other sums payable pursuant to such new lease shall belong to Landlord, without further claim or interest therein by Tenant. If Landlord does not exercise the option set forth above, then the provisions of

                  Section 8.01 A above shall then be applicable. If Landlord consents to such proposed assignment or subletting, then Tenant shall be entitled to assign this Lease or sublet the Premises in accordance with the terms set forth in Tenant's Notice; provided, however, that (i) such assignment or subletting shall not alter any of the terms and conditions of this Lease, (ii) Tenant shall remain primarily liable for the payment and performance of all obligations of Tenant hereunder and (iii) all sums or other economic consideration of any nature received by Tenant from such assignment or subletting which exceed, in the aggregate, the Rent payable by Tenant hereunder (prorated to reflect only that portion of the Premises covered by such assignment or subletting), shall be payable to Landlord as Rent under this Lease.

         8.02 SUBSTITUTION OF SPACE. In the event the Premises constitute less than four thousand (4,000) Rentable Square Feet of floor space, Landlord reserves the right, at its option, upon thirty
                  (30) days prior written notice to Tenant, to transfer and remove Tenant from the Premises to any other available space of substantially equal size and area in the Building. Landlord shall bear the expense of said removal as well as the expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original Premises.

         8.03 SUBORDINATION. This Lease is and shall be subject and subordinate to all ground leases, mortgages and other matters of title which may now or hereafter affect or encumber the Building, the Real Property or any portion thereof. Landlord reserves the right to place additional liens, encumbrances and mortgages on the Building, the Real Property or any part thereof which shall in all cases be superior to this Lease and Tenant's interest herein. The subordination of this Lease as provided herein shall be self-operative without the necessity of the execution and delivery of any further instruments on the part of Tenant to effect such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute, without charge or expense, any and all further instruments or certificates in such form as Landlord may request from time to time to confirm this subordination. Tenant's failure to execute and deliver any instruments or certificates confirming such subordination within ten (10) days after request therefor by Landlord shall constitute a Default hereunder.

8.04 ESTOPPEL CERTIFICATES. Tenant agrees to execute and deliver to Landlord estoppel certificates in such form as Landlord may request certifying, among other things (i) whether there exist any defaults by Landlord or Tenant hereunder, (ii) the amount and dates through which all Rent and other sums due hereunder have been paid (iii) whether this Lease has been modified or amended, (iv) that no rights of offset or termination exist unto Tenant hereunder and (v) as to any such other matters as Landlord (or Landlord's purchasers or lenders) may request. Tenants failure to execute and deliver any such certificate within ten (10) days after request therefor by Landlord shall constitute a Default hereunder. All estoppel certificates shall be in such form and content as Landlord may require.

ARTICLE IX -- MISCELLANEOUS

9.01 HOLDING OVER. If after the Expiration Date, Tenant remains in possession of the Premises without Landlord's express written permission, Tenant shall become a tenant at sufferance subject to and upon all the provisions of this Lease (except as to Term and Rent), but the Rent payable by Tenant shall be increased to two hundred percent (200%) of the Rent payable by Tenant immediately prior to the Expiration Date.

9.02 ASSIGNMENT BY LANDLORD; SUCCESSORS. The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives, and where permitted, assigns or subtenants. In the event of any sale or transfer of the Building and Real Property, the Landlord named herein shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the date of such sale or transfer and Tenant agrees to look solely to the new owner of the Building and Real Property for the performance of all covenants and obligations to be performed by Landlord herein from and after the date of such transfer or sale. Tenant shall be bound to any succeeding party of Landlord for the performance of all the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding party of Landlord.

9.03     SECURITY DEPOSIT. Intentionally left blank.

9.04 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary provided in this Lease or by law, it is specifically agreed and understood between the parties hereto that there shall be absolutely no personal liability on the part of the Landlord, Agent or any successors in interest or designees thereof, with respect to any of the terms, covenants and conditions of this Lease and Tenant or any other party claiming by, through or under the Tenant:

         A. Agrees to look solely to the interest of the Landlord in the Building and Real Property, as its interest may appear, for the collection of any claim, demand, cost, expense, judgement or any judicial process requiring the payment of money for any default or breach by Landlord or Agent of any of their obligations under this Lease.

         B. Waives all rights of recovery for any special, indirect, incidental, consequential, or punitive damages against (i) the stockholders, officers, and directors of Landlord and Agent if Landlord or Agent is a corporation or if a corporation serves as a general or limited partner of Landlord or Agent and, (ii) the partners, both general and limited, of Landlord and Agent, if Landlord or Agent is a general or limited partnership. No other assets of Landlord or Agent shall be subject to levy, execution, or other judicial process for the satisfaction of any claim of Tenant.

9.05 NOTICES. Any notice by either party to the other shall be valid only if in writing and shall be deemed to have been given only if delivered personally, sent by registered or certified mail, return receipt requested, or by guaranteed overnight courier delivery service (e.g., Federal Express), postage or delivery charges prepaid, addressed to Landlord (with a copy to Agent) or Tenant, as the case may be, at the respective addresses specified in Article I of this Lease or at such other address as any such party may designate by notice to the other. Notices shall be deemed to have been given (i) upon personal delivery of the same or (ii) upon deposit of such notice in the U.S. mail or with the guaranteed overnight courier delivery service.

9.06 CAPTIONS. Captions and headings in this Lease are included for convenience of reference only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

9.07 ENTIRE AGREEMENT AND ENFORCEABILITY. This Lease contains the entire agreement between Landlord and Tenant and no representations, inducements, promises or agreements, oral or otherwise, between Landlord (or Agent) and Tenant not embodied herein shall be of any force or effect. This Lease may be amended only in a writing duly executed by both Landlord and Tenant. No oral agreements between Landlord or Agent and Tenant, whether made prior or subsequent to the execution of this Lease, shall be binding on any of the parties hereto. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

9.08 GENDER. Words of any neuter gender used in this Lease shall include both the masculine and feminine gender and words in the singular tense shall include the plural, and vice versa.

9.09 BROKERS. Landlord and Tenant each warrant and represent to the other that no broker, finder, real estate agent or other person is entitled to a commission, fee or other compensation in connection with or as a result of this Lease or the transactions contemplated hereby or hereunder except such compensation might be due to Agent, which shall be the sole obligation of Landlord. Landlord and Tenant each indemnify and hold the other harmless from any and all claims, loss, costs and damages (including reasonable attorneys' fees) arising in connection with any claims against the other for broker fees. In the event Tenant leases additional space in the Building or exercise any expansion right granted herein, then Landlord agrees to pay to Agent an amount equal to four percent (4%) of the gross rents payable during the term of the lease for such additional space or expansion space, cashed out and payable upon execution of such lease agreement or at the time notice of the exercise of such expansion rights is given. In the event this Lease is renewed or extended, Landlord agrees to pay to Agent an amount equal to two percent (2%) of the gross rents payable during the extended term(s), cashed out and payable upon execution of any renewal or extension agreement. The provisions of this Section 9.09 shall be binding on any successor in interest to Landlord.

9.10 NO PARTNERSHIP CREATED. The parties hereto have not and do not intend to create by this Lease a joint venture or partnership relation between them.

9.11 TIME OF ESSENCE. Time is of the essence in the performance of each and every covenant and obligation set forth in this Agreement.

9.12 GOVERNING LAW. This Lease and the rights and obligations of Landlord and Tenant hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Alabama.

9.13 EXHIBITS. The following exhibits attached to this Lease are hereby incorporated herein by reference as if fully set forth herein:

         (i)      Exhibit A: Floor Plan

         (ii)     Exhibit B: Rules and Regulations

9.14     SPECIAL STIPULATIONS.

9.14(A)  Landlord agrees to provide the following prior to the Commencement
         Date.
         (i) Remove the demountable partitions in the Premises as directed by Tenant.
         (ii) Reconfigure the open office partitions in the Premises as directed by Tenant.
         (iii) Landlord agrees to leave substantially all of the existing furniture (or substantially comparable furniture) in the Premises.

         In Witness Whereof, the parties have executed this Lease as of the day and year first above written.

LANDLORD:    Raytheon Engineers & Constructors, Inc.

/s/
----------------------------------

    By:  /s/
       ---------------------------

    Its:  Vice President
        --------------------------


TENANT:      Nichols TXEN Corporation

/s/
----------------------------------

    By:  /s/
       ---------------------------

    Its:  President
        --------------------------

                                   EXHIBIT "A"

                                  [Floor Plan]

                                    EXHIBIT B
                              RULES AND REGULATIONS

1. Tenant shall keep the Premises and all Common Areas utilized by Tenant, its agents, employees, independent contractors, licensees and invitees, clean and shall not allow debris from the Premises to collect in any of the corridors, halls, stairs, ventilators, elevators, lobbies or other areas of the Building. All trash, refuse and debris shall be placed in appropriate containers designated for trash collection by Landlord from time to time. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Tenant shall use its best efforts to require its agents, employees, independent contractors, invitees and licensees to deposit cigarettes and all tobacco products only in ash trays within the Building or Premises and to refrain from littering any portion of the Building or the Real Property with trash or other debris. Tenant shall comply with and enforce all governmental rules and regulations concerning smoking policies which affect any portion of the Premises or the Building.

2. Hallway doors to the Premises opening into Common Areas or public corridors shall have no signs, door hardware, kickplates or other fixtures attached thereto unless approved in writing by Landlord and shall be kept closed at all times except for those limited periods when actually used for entry to and exit from the Premises. No signs (including name plates or signage identifying the Tenant as the tenant of the Premises), banners, flags, placards, pictures, advertisements or notices shall be installed or displayed upon the interior or exterior portions of the Building or within those portions of the Premises which are visible from the exterior of the Building or any of the Common Area without Landlord's prior written approval. Informational signage identifying Tenant's office space and lobby area building directories shall be of a standard and uniform size and of color and style approved by Landlord.

3. No birds, pets or animals of any kind shall be permitted in the Premises, the Building or on the Real Property.

4. Toilets, sinks, urinals, or other apparatus in the Building shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substance of any kind shall be deposited therein. Any damage resulting from misuse of any toilets, sinks, urinals or other apparatus in the Building shall be repaired and paid for by the tenant whose employees, subtenants, assignees or any of their servants, employees, agents, visitors, licensees, or invitees may have caused such damage.

5. Tenant shall furnish Landlord or its agent with keys to all locked offices, washrooms, and other rooms within the Premises and shall promptly furnish Landlord with new keys if those locks are supplemented or changed. In the event Landlord elects to provide a card access entry system for the Building and Premises, Tenant shall be furnished with the standard allotment of such access cards and all additional access cards required by Tenant shall be made available at Tenant's cost. Tenant shall assume full responsibility for protecting the Premises and the contents thereof from theft, robbery, pilferage, vandalism, and other loss, except to the extent caused by the gross negligence or willful and deliberate acts of Landlord. Tenant shall, upon the termination of the Lease, return to Landlord all keys (or access cards) to the Premises and the Building and all offices, washrooms, storage rooms and other locked areas within the Premises. Tenant shall pay to Landlord the cost of replacing any lost keys or access cards or of changing the lock or locks as a result of the loss of such keys or access cards.

6. The parking garage (or parking lots), elevators, lobbies, restrooms, courts, vestibules, paths, walkways, sidewalks, entrances, stairways, landings, corridors, and halls of the Premises, the Building and the Real Property (a) shall not be obstructed or used for any purpose other than ingress and egress and (b) are not for the use of the general public. Landlord shall in all cases retain the right to control and prevent access to the Premises, the Building and the Real Property by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the conduct of its business within the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. Neither Tenant nor any employee of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

7. Tenant assumes the risk and responsibility of moving its property in and out of the Building and the Premises. Landlord shall not be responsible for loss or damage of any nature or from whatever cause to any of Tenant's Personal Property.

8. Supplies, goods and packages of any kind shall be delivered only through designated service areas or through the loading dock areas of the Building. All deliveries (including the moving of Tenant's
         Personal Property in and out of the Building and the Premises) shall be made through freight elevators designated by Landlord and only during such hours as designated from time to time by Landlord. No deliveries shall be made through the main lobbies of the Building or which impede or interfere with the use of the Building by other tenants, the operation of the Building or which may in any way damage any of the Common Areas.

9. Landlord may take all reasonable measures it deems necessary for the safety and security of the Building or Real Property, including, without limitation, evacuation for cause, suspected cause, or temporary denial of Building access. There shall be no abatement of

         Rent and Landlord shall not be responsible for any damages resulting to Tenant from such action. Landlord reserves the right to exclude or expel from the Building any person who, in the Landlord's judgment, is intoxicated, under the influence of alcohol or drugs, commits any act in violation of these Rules and Regulations or constitutes a security risk to the Premises, the Building or the Real Property.

10. Except with the prior written approval of Landlord, Tenant's employees and invitees shall not gather in any of the Common Areas of the Building or Real Property.

11. No cooking shall be permitted within the Building, except that the preparation of coffee, tea, hot chocolate, and similar items for Tenant and its employees and the use of microwave ovens by Tenant or its employees within the Premises shall be permitted provided that electric current for such use shall not exceed that amount which can be provided by a 30 amp circuit. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not occupy or permit any portion of the Premises to be occupied or used in violation of any applicable governmental law or the restrictions set forth in the Lease, for the manufacture, sale, storage or use of alcohol, narcotics or tobacco or as a medical office, barber or manicure shop or as an employment bureau without the express written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any improper, objectionable, immoral or illegal purposes, as determined in Landlord's sole discretion.

12. Tenant shall not permit or keep in the Premises any flammable, combustible, or explosive material, chemical or substance nor shall Tenant allow any smoke, dust, fumes, odors, gases, vapors or heat to be emitted from the Premises. Tenant shall not allow or permit any materials or chemicals to be produced, manufactured, generated, refined, transported, used, stored or disposed on or from the Premises which could or would be deemed hazardous or toxic waste or which would result in the violation of any applicable federal, state or local environmental or other law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.6901, et seq), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss.1801, et.seq.) and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.ss.ss.6901, et.seq).

13. No vehicle (including bicycles and motorcycles) belonging to Tenant or to Tenant's agents, employees, or invitees shall be parked so as to impede or prevent ready access to any loading dock or any entrance to or exit from the Building, the Real Property or the parking garage (or parking lots) for the Building. Except as otherwise specifically provided in the Lease Agreement, all parking for the Building is provided on a nonexclusive basis. All vehicles of any nature shall be parked only in areas within the parking garage (or parking lots) designated by Landlord. No vehicles of any nature shall be parked or left unattended for more than seven (7) consecutive days, unless in the ordinary course of Tenant's business and approved in writing by Landlord. The parking of motor homes, trailers, boats or delivery trucks in the garage (or parking lots) for the Building is prohibited. No bicycles or motorcycles shall be permitted inside the Building or the Premises nor shall bicycles or motorcycles be parked in a manner which would interfere with access to the Building or obstruct sidewalks or walkways on the Real Property.

14. No vending machine or machines of any kind shall be installed, maintained, or operated upon the Premises or Common Areas without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion. Tenant shall not purchase or contract to be furnished to the Premises spring water, ice, towels, janitorial, security, maintenance or other services without Landlord's prior written consent.

15. Canvassing, soliciting, peddling and distribution of handbills or any other written material in the Building or on the Real Property are prohibited.

16. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall of the Premises which may, in Landlord's opinion, appear unsightly from outside the Building. All drywall and wall partitions abutting the exterior portions of the Building shall be installed in such a manner that said drywall and wall partitions shall abut the mullions of the Building and not the glass windows of the Building. No electric or other outlets or switches shall be installed on any of the window walls of the Building or on any of the vertical penetrations of the Building. Tenant shall not mark, drive nails, screw or drill into the partitions, doors, woodwork or plaster or in any way deface the Premises of the Building, or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations and except for usual and customary interior decorating and the installation of furniture, fixtures and telephones and electrical equipment. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes in the floors, ceilings or walls for wiring. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.

17. Tenant shall not install any sunscreening, curtains, blinds, shades, screens, or other objects on any window or door of the Premises without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design, and bulb color approved by Landlord.

18. Tenant shall (i) not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of heating and air conditioning services for the Building,
         (ii) comply with any governmental energy saving rules, laws or regulations, (iii) refrain from tampering with or changing the setting of any thermostats, temperature control valves, or other controls affecting the heating and air conditioning system for the Building, (iv) not permit anything to be done or brought onto the Premises which would impair or interfere with the utility or other services to be provided by Landlord, (v) not utilize any other form or type of heating or cooling source within the Premises other than that provided by Landlord (e.g., space heaters, fans, window air conditioners) and (vi) promptly notify Landlord of any accidents, defects or malfunction in any of the utility services provided to the Premises. All lights and all of Tenant's office equipment in the Premises shall be turned off at night when such areas are not in use.

19. Tenant shall not install or attach any radio or television antenna, loudspeaker, or other devices or projections on the roof or exterior walls of the Building or to any part of the Premises which would, in Landlord's opinion, interfere with the communication facilities utilized by other tenants of the Building or be unsightly.

20. Landlord shall have the right to prohibit advertising by Tenant which, in Landlord's discretion, tends to impair the reputation of the Building or its desirability as an office location.

21. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:30 a.m. and at all hours on Saturday, Sunday, and legal holidays all persons who are not known to the Building watchman, if any, and who do not present a pass to the Building approved by the Landlord. In the event a card access system is installed for the Building, only authorized employees of Tenant shall be provided with access cards. Tenant shall be solely responsible for the acts and omissions of all persons for whom it requests passes and all persons utilizing access cards provided by Landlord to Tenant. Landlord shall in no case be liable for damages for any error with regard to the admission to or the exclusion from the Building or the Premises of any person, including any malfunction or defect in any card access system for the Building.

22. Only hand trucks equipped with rubber tires and rubber side guards shall be used by Tenant in the Building.

23. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, Tenant shall first obtain, and comply with, Landlord's instructions regarding their installation.

24. Tenant's use and occupancy of the Premises are subject and subordinate to all applicable governmental laws and regulations.

25. Should Tenant desire to place any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment on the Premises, it shall first obtain written approval of the Landlord to place such items within the Premises, for the use of elevators within the Building, and for the proposed location for the installation of the same. Landlord shall have the right to prescribe the weight and position of any equipment that may exceed the weight load limits for the Building, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed, and/or to have an engineering study performed to determine such weight and position of equipment, to determine added reinforcement required and/or determine whether or not such equipment can be safely placed within the Building.

26. Tenant shall cooperate fully with the life safety plans for the Building as established and administered by the Landlord, including participation by Tenant and employees of Tenant in exit drills, fire inspections, life safety orientations and other programs relating to fire safety required or directed by Landlord.

27. These Rules and Regulations are in addition to, and shall not be construed in any way to modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

28. Landlord reserves the right to rescind, alter or waive any of the provisions of these Rules and Regulations or add thereto when, in its judgment, the same is necessary or desirable for the reputation, safety, care or appearance of the Building, the operation and maintenance of the Building or the comfort of tenants of the Building.

7.02 REMEDIES.

        A. In the event of any Default by Tenant, then in addition to all other rights and remedies of Landlord as may now or hereafter be provided at law or in equity, Landlord may, at its option, either:

            (i) Annul and terminate this Lease and thereupon re-enter and take possession of the Premises;

            (ii) Without terminating this Lease, re-enter and re-let the Premises from time to time as agent of Tenant, it being agreed by Tenant that such re-entry and/or reletting shall not constitute an election by Landlord to terminate this Lease (unless Landlord provides Tenant with written notice of such termination) or discharge Tenant from any liability or obligation hereunder (nothing herein, however, shall be construed to require Landlord to re-enter and re-let in such event); or

            (iii) Declare all Rent for the remainder of the Term to be immediately due and payable.

        B.  If Landlord re-enters the Premises under the provisions of Section
            7.02 A (ii) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Personal Property and to place the same in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of reasonable costs of such reletting, including rent concessions, moving allowances and brokerage fees, if any; third, to the payment of the costs of any alterations, repairs or leasehold improvements to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting is insufficient to pay the Rent due hereunder, then Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, costs and expenses incurred by Landlord in connection with such reletting or in making alterations, repairs or leasehold improvements to the Premises which are not covered by the rent received from the reletting.

        C. IF TENANT IS IN DEFAULT UNDER THIS LEASE MORE THAN TWO (2) TIMES WITHIN ANY TWELVE-MONTH PERIOD, IRRESPECTIVE OF WHETHER OR NOT SUCH DEFAULT IS CURED, THEN, WITHOUT LIMITING LANDLORD'S OTHER RIGHTS AND REMEDIES PROVIDED FOR IN THIS LEASE OR AT LAW OR EQUITY, THE SECURITY DEPOSIT SHALL AUTOMATICALLY BE INCREASED BY AN AMOUNT EQUAL TO THE GREATER OF.

            (I)   THREE (3) TIMES THE ORIGINAL SECURITY DEPOSIT, OR

            (II) THREE (3) MONTHS' MINIMUM RENT, WHICH SHALL BE PAID BY TENANT TO LANDLORD FORTHWITH ON DEMAND.

7.03 WAIVER. The failure by Landlord to insist in any instance on strict performance of any covenant or condition hereof or to exercise any option herein contained shall not be construed as a waiver of such covenant, condition or option in any other instance.

7.04 ATTORNEY'S FEES AND HOMESTEAD. In any action or proceeding brought by Landlord as a result of any Default hereunder by Tenant or if any Rent owing under this Lease is collected by or through an attorney at law (regardless of whether any action or proceeding is commenced by Landlord), Tenant agrees to pay all costs and expenses, including court costs and reasonable attorneys' fees, incurred by Landlord in connection therewith. Tenant waives all homestead rights and exemptions which it may have under applicable state or federal law with respect to any obligation owing under this Lease.

ARTICLE VIII - ASSIGNMENT AND SUBLETTING, SUBSTITUTION OF SPACE SUBORDINATION AND ESTOPPEL CERTIFICATES

8.01  ASSIGNMENT AND SUBLETTING.

      A. Tenant shall not, without the prior written consent of Landlord, which consent may be withheld for any reason, assign, transfer, mortgage, pledge or hypothecate this Lease or sublet the Premises or any portion thereof. As used herein, the term "transfer" shall also mean and include the transfer of fifty-one percent (51%) or more of the beneficial interest in or the control of Tenant, regardless of whether such transfer is made in one (1) single transaction or in a series of transactions during the Term of this Lease. Each and every transfer or assignment by Tenant of this Lease or any interest therein and each and every subletting by Tenant of the Premises shall be null and void unless expressly consented to in writing by Landlord. Any assignment, transfer or subletting by Tenant which is consented to by Landlord shall not relieve or release Tenant from any liability hereunder, whether such assignment, transfer or subletting be called an assignment or sublease.

                                      -20-